Exhibit 99.2

Consent of Independent Valuation Expert

Procaccianti Hotel REIT, Inc.:

We hereby consent to the reference to our name and description of our role in the valuation process of certain real estate assets of Procaccianti Hotel REIT, Inc. (the “Company”) included in the Current Report on Form 8-K dated June 11, 2026 and incorporated by reference in the Company’s Registration Statement on Form S-3 (Registration No. 333-257360) and any future periodic reports of the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey

June 12, 2026